Exhibit 10.1

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 to SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of August 11, 2025, by and between Brenmiller Energy Ltd., a company organized and existing under the laws of the State of Israel (the “Company”), and Alpha Capital Anstalt (the “Purchaser”), with respect to that certain Securities Purchase Agreement dated as of July 25, 2025 (the “SPA”).

WHEREAS, the Company and the Purchaser have agreed to certain amendments to the SPA, subject to the terms and conditions of this Amendment.

WHEREAS, pursuant to Section 5.5 of the SPA, the SPA may be modified or amended or the provisions thereof waived with the written consent of the Company and the Purchaser; and

WHEREAS, the Company and the Purchaser desire to amend the SPA as set forth in this Amendment.

WHEREAS the Company and the Purchaser desire to amend the aggregate subscription amount of the pre-funded warrant and warrants in connection with the PFW Closing.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Purchaser hereby agree as follows:

1.                   Amendment to Section 2.1. Section 2.1 of the SPA is amended and restated in its entirety as follows:

2.1 PFW Closing. On the PFW Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser, severally and not jointly, agree to purchase, up to an aggregate of $1,395,790 PFW Subscription Amount of Pre-Funded Warrant and Warrants. The Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the PFW Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the PFW Closing shall occur remotely via the exchange of documents and signatures or such other location as the parties shall mutually agree.

2.                   Amendment to Section 2.4. Section 2.4 of the SPA is amended and restated in its entirety as follows:

2.4 Equity Closing. On the Equity Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser, severally and not jointly, agree to purchase, up to an aggregate of $5,195,790 of Preferred Shares and Warrants, $3,800,000 of which will be a new cash investment (the “Cash Portion”) and up to $1,395,790 of which will be at the discretion of the Purchaser by tendering any portion of the Pre-Funded Warrant not previously exercised (the “PFW Subscription Portion”). The Company and Purchaser shall deliver the other items set forth in Section 2.5 deliverable at the Equity Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.5 and 2.6, the Equity Closing shall occur remotely via the exchange of documents and signatures or such other location as the parties shall mutually agree.

3.                   No Further Amendment. Except as amended by this Amendment, the SPA remains unaltered and shall remain in full force and effect.

4.                   Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the SPA.

5.                   Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

(Signature page follows)

IN WITNESS WHEREOF, each of the Company and the Purchaser has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY
Brenmiller Energy Ltd.

By:	/s/ Ofir Zimmerman
Name:	Ofir Zimmerman
Title:	Chief Financial Officer

PURCHASER
Alpha Capital Anstalt

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Title:	Director